UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007 (November 1, 2006)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 7, 2006, Plains Exploration & Production Company filed a Current Report on Form 8-K to report, among other things, the closing of its sale of certain deepwater assets to a subsidiary of Statoil ASA and to file the pro forma financial information required to be filed pursuant to Items 2.01 and 9.01. This amendment to that filing includes revised pro forma financial information as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(b)(1) Pro forma financial information

On September 29, 2006, Plains Exploration & Production Company (“PXP”) sold certain of its non-strategic oil and gas properties for approximately $864 million in cash to Occidental Petroleum Corporation pursuant to a Purchase and Sale Agreement. On November 1, 2006, PXP sold its working interests in two deepwater Gulf of Mexico discoveries, Big Foot and Caesar, and one deepwater exploration prospect, Big Foot North, comprising a total of four deepwater lease blocks, Green Canyon blocks 683 and 952 and Walker Ridge blocks 28 and 29, to a subsidiary of Statoil ASA for approximately $706 million in cash pursuant to a Purchase and Sale Agreement. The updated pro forma financial information for such sales is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Document
99.1	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: March 7, 2007	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Pro forma financial information.